UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 24, 2017

EARTHLINK HOLDINGS CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation)	001-15605 (Commission File Number)	46-4228084 (I.R.S. Employer Identification No.)

1170 Peachtree St., Atlanta, Georgia 30309

(Address of principal executive offices) (Zip Code)

(404) 815-0770

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07              Submission of Matters to a Vote of Security Holders

The following summarizes the voting results for the two proposals submitted for a vote of the stockholders of EarthLink Holdings Corp. (“the Company”) at the Special Meeting of Stockholders (the “Special Meeting”) held on February 24, 2017:

1.  To adopt the Agreement and Plan of Merger, dated as of November 5, 2016, as amended from time to time in accordance with the terms thereof (the “merger agreement”), by and among the Company, Windstream Holdings, Inc., a Delaware corporation (“Windstream”), Europa Merger Sub, Inc., a Delaware corporation and an indirect, wholly-owned subsidiary of Windstream, and Europa Merger Sub, LLC, a Delaware limited liability company and an indirect, wholly-owned subsidiary of Windstream.

Votes For - 82,595,660
Votes Against - 3,397,503
Votes Abstained - 1,149,997

2.  To approve, on a non-binding, advisory basis, the compensation that may become payable to the Company’s named executive officers in connection with the completion of the mergers contemplated by the merger agreement.

Votes For - 66,450,087
Votes Against - 19,532,139
Votes Abstained - 1,160,914

In connection with the Special Meeting, the Company also solicited proxies with respect to the adjournment of the Special Meeting to solicit additional proxies if EarthLink had not received proxies representing a sufficient number of shares of EarthLink common stock to adopt the merger agreement. As there were sufficient votes at the time of the Special Meeting to adopt the merger agreement, the adjournment proposal was rendered moot and was not presented at the Special Meeting.

As each of Proposal 1 and Proposal 2 above were approved at the Special Meeting, the Company anticipates closing the mergers as early as Monday, February 27, 2017 prior to the opening of trading on the NASDAQ.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHLINK HOLDINGS CORP.

By:	/s/ Louis M. Alterman
Name:	Louis M. Alterman
Title:	Executive Vice President, Chief Financial Officer

Date:      February 24, 2017